Exhibit  99.2


                             INFINICALL CORPORATION
                       8447 Wilshire Boulevard, 5th Floor
                            Beverly Hills, CA  90211
                                 (323) 653-6010

                                November 11, 2004

VIA  FAX  TRANSMISSION

Mr.  Gary  Rasmussen
14545  Friar  street
Suite  No.  103
Van  Nuys,  CA  91411

Dear  Gary,

Receipt of your resignation letter as Chairman of InfiniCall Corporation has been received.

It is the Board of Director's understanding that your consulting agreement interfaced with your title as Chairman. Accordingly, the Company will not require your assistance or services into the future.

The Company and its Board of Directors do wish you every success in the future in whatever field of endeavor you may enter.

                                   Very  truly  yours,

                                   /s/  James  A.  Trodden
                                   --------------------------
                                   James  A.  Trodden
                                   Secretary  /  Director







cc:  R.  Glanzl;  D.  Johnston